UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _______________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 19, 2016
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HUNTINGTON BANCSHARES INCORPORATED
(Exact name of registrant as specified in its charter)
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Maryland	1-34073	31-0724920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio	43287
(Address of principal executive offices)	(Zip Code)

(614) 480-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 19, 2016, David S. Anderson, executive vice president and controller, advised Huntington Bancshares Incorporated (Huntington) of his decision to retire from Huntington as of December 31, 2016.  Mr. Anderson has served as executive vice president and controller of Huntington and The Huntington National Bank since joining the company in November 2009.  He also served as interim chief financial officer from May 2013 to April 2014.
On August 22, 2016, Huntington announced that Nancy E. Maloney is joining the company in September as executive vice president and controller, and will assume this role following the filing of the company’s Report on Form 10-Q for the third quarter 2016. Ms. Maloney, age 42, previously served as U.S. controller and chief accountant for BMO Financial Group since June 2014. Prior thereto, Ms. Maloney was vice president with American Express from 2008 to 2014 where she served in various roles including most recently as Head of Global Banking PMO - Basel II.
In connection with the offer of employment, Ms. Maloney will receive a cash signing bonus of $370,000 payable in two installments with the final payment on her one year anniversary. She will also receive an equity award valued at $550,000 in the form of restricted stock units which will vest 50% on the third anniversary of the date of grant and 50% on the fourth anniversary of the date of grant.
A copy of the press release is attached as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1 – Press release of Huntington Bancshares Incorporated, dated August 22, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

Date:	August 22, 2016	By:	/s/ Howell D. McCullough III

Howell D. McCullough III
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

Exhibit 99.1	News release of Huntington Bancshares Incorporated, dated August 22, 2016.